Exhibit 99.1


                                   [ALLEGHENY LUDLUM CORPORATION LOGO]
                                   Executive and General Offices
                                   Six PPG Place, Pittsburgh, PA 15222-5479

                                   CONTACT:  Bert Delano
                                             412/394-2813
                                             Dan Greenfield
                                             412/394-3004

          FOR RELEASE:   July 24, 1996


          Pittsburgh, PA - The Board of Directors of Allegheny Ludlum Corporation today declared a regular quarterly cash dividend of $.16 per share of Common Stock. The dividend is payable August 23, 1996, to shareholders of record at the close of business August 8, 1996.

          The $.16 amount reflects the proposed combination of Allegheny Ludlum and Teledyne. As previously announced, Allegheny Ludlum has scheduled a special meeting of shareholders for August 15, 1996 to vote on the proposed combination. July 8, 1996 is the record date for determination of shareholders entitled to vote at the meeting.

          Allegheny Ludlum's stock trades on the New York Stock Exchange (symbol:ALS). The Company is a leading producer of a wide range of specialty materials, including stainless steels, electrical steels, tool steels, and other high technology alloys.


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